                                                                     EXHIBIT 4.8


                             CONOCO FUNDING COMPANY

                              5.45% Notes due 2006
                              6.35% Notes due 2011
                              7.25% Notes due 2031

                     Fully and Unconditionally Guaranteed by

                                   CONOCO INC.

                  Three series of Securities are hereby established pursuant to
Section 2.01 of the Indenture dated as of October 11, 2001 (the "Indenture") between Conoco Funding Company (the "Company"), Conoco Inc. and Bank One, N.A., as trustee (the "Trustee"), as follows:

                  1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

                  2. The title of the 5.45% Notes due 2006 shall be "5.45% Notes due 2006" (the "2006 Notes"), the title of the 6.35% Notes due 2011 shall be "6.35% Notes due 2011" (the "2011 Notes") and the title of the 7.25% Notes due 2031 shall be "7.25% Notes due 2031" (the "2031 Notes" and, together with the 2006 Notes and the 2011 Notes, the "Notes").

                  3. The limit upon the aggregate principal amount of the 2006 Notes, the 2011 Notes and the 2031 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes of such series which, pursuant to Section
2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $1,250,000,000, $1,750,000,000 and $500,000,000,
respectively; provided, however, that the authorized aggregate principal amount of the 2011 Notes and the 2031 Notes may be increased before or after the issuance of any Notes of such series until October 12, 2006 and October 12, 2026, respectively, by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

                  4. The Notes shall be issued as permanent Global Securities under the Indenture. The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Securities under the Indenture.

                  5. The date on which the principal of the 2006 Notes, the 2011 Notes and the 2031 Notes is payable shall be October 15, 2006, October 15, 2011 and October 15, 2031, respectively.

                  6. The rate at which the 2006 Notes shall bear interest shall be 5.45% per annum, the rate at which the 2011 Notes shall bear interest shall be 6.35% per annum and the rate at which the 2031 Notes shall bear interest shall be 7.25% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes of each series shall be October 11, 2001. The Interest Payment Dates on which such interest shall be payable shall be April 15 and October 15 of each year, commencing April 15, 2002. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the April 1 and October 1, as the case may be, next preceding such Interest Payment Date.

                  7. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee, in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Notes evidenced by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

                  8. The Paying Agent and Registrar for the Notes of each series initially shall be the Trustee. In addition, as long as the Notes of any series are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent and Registrar for the Notes of such series in Luxembourg, which initially shall be Kredietbank S.A. Luxembourg.

                  9. The Notes of each series are subject to redemption and repayment, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Notes of such series to be redeemed and repaid and
(ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points for the 2006 Notes, 30 basis points for the 2011 Notes and 35 basis points for the 2031 Notes, exceeds the principal amount of the Notes to be redeemed and repaid, in each case plus accrued and unpaid interest thereon to the Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the applicable series of Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation (and its successors), J.P. Morgan Securities Inc. (and its successors) and Salomon Smith Barney Inc. (and its successors) and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to each Note to be redeemed and repaid, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and repayment; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  10. The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

                  11. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Annex A hereto (the "Form of Note").

                  12. Each Note that is a Global Security shall bear the legend set forth on the face of the Form of Note.

                                                                         Annex A


                               [FACE OF SECURITY]

                             CONOCO FUNDING COMPANY

        [5.45% NOTE DUE 2006] [6.35% NOTE DUE 2011] [7.25% NOTE DUE 2031]

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                                   CONOCO INC.


                                                          CUSIP No._____________

No.___________                                                    $_____________

                  Conoco Funding Company, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ____________ or registered assigns, the principal sum of ___________________________Dollars [, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,](1) on October 15, [2006] [2011] [2031].

                  Interest Payment Dates:   April 15 and October 15

                  Record Dates:             April 1 and October 1

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.







-------------------------
(1)  This phrase to be included only if the Security is a Global Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated:

[SEAL]                                  CONOCO FUNDING COMPANY


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                    GUARANTEE

                  Conoco Inc., a Delaware corporation formerly incorporated under the name Conoco Energy Company, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

                                        CONOCO INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

BANK ONE, N.A., as Trustee


By:
    ---------------------------------------------
         Authorized Officer


                  [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation ("DTC"), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](2)





----------------------
(2)  This paragraph to be included only if the Security is a Global Security.

                              [REVERSE OF SECURITY]

                             CONOCO FUNDING COMPANY

        [5.45% NOTE DUE 2006] [6.35% NOTE DUE 2011] [7.25% NOTE DUE 2031]

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                                   CONOCO INC.

                  This Security is one of a duly authorized issue of [5.45% Notes due 2006] [6.35% Notes due 2011] [7.25% Notes due 2031] (the "Securities") of Conoco Funding Company, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Company").

                  1. Interest. The Company promises to pay interest on the principal amount of this Security at [5.45] [6.35] [7.25]% per annum from October 11, 2001 until maturity. The Company will pay interest semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from October 11, 2001; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a "Record Date") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2002. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  2. Guarantee. Conoco Inc., a Delaware corporation formerly incorporated under the name Conoco Energy Company (the "Guarantor"), unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. Each and every default in the payment of the principal of, premium (if any) and interest on the Securities shall give rise to a separate cause of action under the Indenture, and separate suits may be brought thereunder as each cause of action arises. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption and repayment or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

                  3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder's registered address with respect to any Securities.

                  4. Paying Agent and Registrar. Initially, Bank One, N.A. (the "Trustee"), the trustee under the Indenture, will act as Paying Agent and Registrar. In addition, as long as the Securities are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent and Registrar for the Securities in Luxembourg, which initially shall be Kredietbank S.A. Luxembourg. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Guarantor may act in any such capacity.

                  5. Indenture. The Company issued the Securities under an Indenture dated as of October 11, 2001 (the "Indenture") between the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $[1,250,000,000] [1,750,000,000] [500,000,000] in aggregate principal amount [; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities until October 12, [2006] [2026] by a Board Resolution (or action pursuant to a Board Resolution) to such effect]. The Indenture provides for the issuance of other series of debt securities (including the Securities, the "Debt Securities") thereunder.

                  6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption and repayment in whole or in part, except the unredeemed portion of any Security being redeemed and repaid in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and repaid and ending at the close of business on the date of mailing.

                  7. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

                  8. Redemption. The Securities are subject to redemption and repayment, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed and repaid and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [25] [30] [35] basis points, exceeds the principal amount of the Securities to be redeemed and repaid, plus accrued and unpaid interest thereon to the Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation (and its successors), J.P. Morgan Securities Inc. (and its successors) and Salomon Smith Barney Inc. (and its successors) and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to each Security to be redeemed and repaid, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and repayment; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of (a) the obligations of the Company under the Indenture to Holders in the case of the assignment or transfer of the rights and obligations of the Company thereunder or (b) the obligations of the Guarantor under the Indenture, including the performance of the Guarantee, in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add guarantees of, the Securities or the Guarantee; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or the Guarantor;
(vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

                  Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security;
(iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities; or
(ix) modify or affect the obligations of the Guarantor under the Guarantee in any manner adverse to the Holders.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

                  10. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of their respective other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

                  11. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

                  12. Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

                  13. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

                  14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Conoco Funding Company
                  c/o Conoco Inc.
                  600 North Dairy Ashford
                  Houston, Texas 77079
                  Telephone:  (281) 293-2648
                  Attention:  Capital Markets

                     SCHEDULE OF EXCHANGES OF SECURITIES(3)

The following exchanges of a part of this Global Security for other Securities have been made:

                                                                              Principal Amount
                               Amount of                 Amount of             of this Global           Signature of
                              Decrease in               Increase in          Security Following      Authorized Officer
                           Principal Amount          Principal Amount           Such Decrease           of Trustee or
 Date of Exchange       of this Global Security   of this Global Security     (or Increase)          Security Custodian
-----------------      ------------------------  ------------------------     -------------          ------------------











------------------------
(3)  This schedule to be included only if the Security is a Global Security.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                     Your Signature:
     -----------------                   ---------------------------------------
                                          (Sign exactly as your name appears on
                                                 the face of this Security)

Signature Guarantee:
                      ----------------------------------------------------------
                               (Participant in a Recognized Signature
                                     Guaranty Medallion Program)